UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2015, Real Goods Solar, Inc. (the “Company”) completed the remaining $900,000 of the previously announced $5 million offering and sale of units of the Company’s Class A common stock, par value $0.0001 per share, (the “Common Stock”), and Series F warrants (each, a “Unit”) at a purchase price per Unit of $3.65. As previously disclosed, at an initial closing on June 30, 2015, the Company completed $4.1 million of the offering.

The Company offered and sold the Units, the shares of Commons Stock and the Series F warrants issued as part of the Units, and the shares of Common Stock issuable upon exercise of the Series F warrants issued as part of the Units pursuant to an effective registration statement on Form S-3 (File No. 333-193718).

At the two closings, the Company issued an aggregate of 1,369,864 shares of Common Stock to investors or into escrow (as a result of the 9.99% cap described below), and Series F warrants exercisable into 410,969 shares of Common Stock to investors.

An investor who, together with certain “attribution parties,” would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the closing of the offering as a result of its purchase of Units, received shares of Common Stock in an amount up to such 9.99% cap at the applicable closing. The Company issued the balance of the shares of Common Stock such investor would have received at closing but for the 9.99% cap into escrow with the Company’s transfer agent pursuant to the terms of an escrow agreement. Such excess shares will be delivered to such investor from time to time, provided that at any such time any such investor, together with certain “attribution parties,” would not beneficially own, after such delivery, more than 9.99% of the issued and outstanding shares of Common Stock. As a result, the Company delivered an aggregate of 310,046 shares of Common Stock into escrow at the initial closing.

Further, there will be a one-time “reset” adjustment of the number of shares of Common Stock issuable as part of the Units. At the time of the initial closing on June 30, 2015, the Company delivered into escrow, with the Company’s transfer agent, a contractually agreed 8,630,137 “reset shares.” On July 10, 2015, the escrow agent will deliver to the investors in the offering additional shares equal to the number of shares a purchaser would have received at closing had the per Unit price at closing been equal to a “reset price” calculated on July 9, 2015, minus the total number of shares purchased and delivered as part of the Units at closing (without regard to whether such shares are delivered to the purchasers or held in escrow pursuant to the 9.99% cap described above). The reset price will be equal to 85% of the arithmetic average of the three lowest volume weighted average prices of the Common Stock during the period commencing on the date of the Purchase Agreement and ending on July 9, 2015. Any “reset shares” not delivered to investors after the reset will be released to the Company and cancelled.

The Company received net proceeds of approximately $4.4 million after both closings, after deducting commissions to the placement agent and estimated offering expenses payable by the Company associated with the offering.

The Company and one of the investors acting as the “lead investor” in the offering had previously agreed that the Company would reimburse such investor for costs and expenses incurred in connection with the offering. However, in connection with the closing of the offering, this investor waived its right to reimbursement and the Company will not be obligated to reimburse this investor.

As previously disclosed, WestPark Capital, Inc. acted as the placement agent for the offering (the “Placement Agent”) and in connection with the closings of the offering, the Company paid the Placement Agent an aggregate cash fee equal to $350,000. The Company has agreed to reimburse the Placement Agent’s expenses up to a maximum of $60,000.

The Company disclosed the composition of the Units, the terms of the warrants included in the Units and the terms of the offering under Item 1.01 of its Current Report on Form 8-K filed on June 26, 2015 and such disclosure is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, whether holders of the warrants will exercise them for cash, the amount of “reset shares” delivered to the investors in the public offering described above and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the July 1, 2015 closing of the offering described above, the Company sold to the Placement Agent for an aggregate purchase price of $100, a warrant to purchase 109,589 shares of Common Stock pursuant to the terms of the Placement Agency Agreement, dated June 17, 2015, between the Company and the Placement Agent (the “Placement Agent Agreement”). The issuance of the placement agent warrant was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the Company issued it to a sophisticated and accredited recipient and the Company placed a legend on the warrant certificate stating that the issuance of it and the shares of Common Stock underlying it has not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The Company disclosed the terms of the placement agent warrant and the Placement Agent Agreement under Item 1.01 of its Current Report on Form 8-K filed on June 26, 2015 and such disclosure is incorporated herein by reference. In addition to the previously disclosed terms of the placement agent warrant, the Company and the Placement Agent agreed that the number of placement agent warrants will be based on the aggregate number of shares of Common Stock issued on the June 30 and July 1, 2015 closings (and will not include any “reset shares,” as described above) and will not include the provision on the reset on July 10, 2015 in the Series F warrants.

Item 8.01. Other Events.

On July 1, 2015, the Company issued a press release announcing that it has closed the previously announced public offering of its Class A common stock and warrants and the exchange of certain of its Series A Warrants and Series C Warrants. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Real Goods Solar, Inc. on July 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: July 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Real Goods Solar, Inc. on July 1, 2015